SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 15, 2010
Habersham Bancorp
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-13153	58-1563165

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P. O. Box 1980
Historic Highway 441 North,
Cornelia, GA 30531
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (706) 778-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 15, 2010, Habersham Bancorp (the “Company”) held its annual meeting of shareholders at 282 Historic Highway 441 North, Cornelia, Georgia. At the meeting, the shareholders of the Company considered the proposals listed below. Also set forth below are the final voting results for each matter.
1. To elect the nominees listed below to serve as directors of the Company for the ensuing year:

Name of Nominee	Votes For	Votes Withheld
Thomas A. Arrendale III	2,036,274	3,881
Bonnie C. Bowling	2,035,167	5,018
Ben F. Cheek, III	2,038,545	1,640
James A. Stapleton, Jr.	2,038,004	2,181
David D. Stovall	2,035,708	4,477
Calvin R. Wilbanks	2,038,004	2,181
2. To amend the Articles of Incorporation of the Company to increase the number of authorized shares of common stock from 10,000,000 shares to 50,000,000 shares.

Votes for	2,131,000
Votes against	11,305
Abstentions/Broker Non-votes	1,067
3. To amend the Company’s Articles of Incorporation to implement, in the Board of Directors’ sole discretion, a reverse stock split of the Company’s issued and outstanding common stock at a ratio of up to 1:50, as determined by the Board.

Votes for	2,130,241
Votes against	13,062
Abstentions/Broker Non-votes	70
4. To authorize management of the Company to adjourn the annual meeting of shareholders to another time and date if such action is necessary to solicit additional proxies or attendance at the annual meeting of shareholders.

Votes for	2,014,127
Votes against	129,176
Abstentions/Broker Non-votes	70

5. To ratify the appointment of Porter Keadle Moore LLP as independent auditors for the Company for fiscal year ending December 31, 2010.

Votes for	2,142,254
Votes against	300
Abstentions/Broker Non-votes	820

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM BANCORP
Date: May 19, 2010	By:	/s/ David D. Stovall
David D. Stovall
Chief Executive Officer